Exhibit 99.1

Boston Omaha Corporation Authorizes

New $30 Million Share Repurchase Program

September 11, 2026

OMAHA, Neb  -- (BUSINESSWIRE) – Boston Omaha Corporation (NYSE:BOC) (the “Company”) announced that its Board of Directors has approved and authorized a new share repurchase program (the “Share Repurchase Program”), pursuant to which the Company intends to repurchase up to $30 million of its Class A common stock.

The Share Repurchase Program will become effective on November 1, 2026 and will replace the prior share repurchase program established in 2025 which would otherwise have expired on December 31, 2026. Through September 10, 2026, the Company had repurchased 1,607,323 shares of ita Class A common stock for a total cost of approiximately $21 million under the 2025 share repurchase plan.

The acquisition of shares under the Share Repurchase Program may be effected from time to time through open market purchases (including under a plan adopted pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934) or other methods of acquiring shares, in each case on such terms and at such times as shall be permitted by applicable securities laws and determined by the Company’s management. Under this new program, share repurchases may be made from time to time depending on market conditions, share price, share availability, and other factors at the Company’s discretion.

The Share Repurchase Program expires on the earlier of December 31, 2027 or when $30 million of Class A common stock has been repurchased under the Share Repurchase Program. Pursuant to the Share Repurchase Program, the Company is not obligated to repurchase any specific number of shares of its Class A common stock. Any repurchase of shares will take place in open market transactions or privately negotiated transactions in accordance with applicable securities and other laws, including the Securities Exchange Act of 1934. The Company intends to finance the repurchase program using its available cash and cash equivalents. The Company's Board of Directors may modify, suspend, extend or terminate the Share Repurchase Program at any time.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, broadband telecommunications services, surety insurance, and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the consummation of the proposed sale of our insurance unit to CopperPoint Insurance Company, the effect of a loss of, or financial distress of, any reinsurance company which reinsures the Company’s insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2025, as well as other risks and uncertainties as described in our Form 10-Qs as filed with the SEC for the first and second second fiscal quarters of 2026, any subsequent quarterly report on Form 10-Q filed by the Company, and the other reports the Company may file with the SEC from time to time. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that general economic conditions and subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Our investor relations website, https://investor.bostonomaha.com, serves as a comprehensive resource for investors. We strongly encourage its use for easy access to information about the Company. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information, and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

Boston Omaha Corporation
Josh Weisenburger, 402-210-2633
contact@bostonomaha.com

Source: Boston Omaha Corporation